Exhibit 99.1

FOR IMMEDIATE RELEASE

April 28, 2016

Genesis Energy, L.P. Expands its Credit Facility to $1.7 Billion

HOUSTON – (BUSINESS WIRE) – Genesis Energy, L.P. (NYSE: GEL) today announced an increase in the total commitments under its senior secured credit facility to $1.7 billion (from $1.5 billion).The facility includes an accordion feature allowing an increase in total commitments by an additional $300 million, subject to lender approval. In connection with this upsizing, the lenders unanimously agreed to a total leverage covenant of 5.5 times through the maturity date of July 28, 2019.

Grant Sims, CEO of Genesis Energy, said, “We continue to be pleased with the performance of our diversified businesses, and we are confident the market will continue to further differentiate among midstream energy companies with varying fundamentals and prospects. Our syndicate of lenders has been continuously supportive of us through the historic credit crisis and commodity cycles of recent years. In fact, existing and new lenders over-subscribed to our recent solicitation of a $150 million increase in commitments, which gave us the opportunity to comfortably upsize by $200 million. We believe these increased commitments will enhance our flexibility to take advantage of opportunities that may develop as a result of the current environment.”

As previously reported, our $1.5 billion acquisition of the offshore pipelines and related infrastructure business of Enterprise Products, LP and its affiliates in July 2015 meaningfully expanded our size and is expected to improve our credit metrics over the longer-term, which we believe should help accelerate an increase in our credit ratings in the future. In connection with our expanded size, we have amended our credit facility three times to, among other things, (i) increase our committed amount to $1.7 billion (from $1.0 billion in June 2015), (ii) provide more operational flexibility by relaxing certain covenants, including by increasing certain applicable limits and baskets and loosening certain financial ratios, and (iii) provide that, if and when we achieve specified investment grade ratings, certain restrictive covenants will cease to apply and the applicable margin for both alternate base rate and Eurodollar loans and the commitment fee on the unused committed amount will be reduced by specified amounts.

Genesis Energy, L.P. is a diversified midstream energy master limited partnership headquartered in Houston, Texas. Genesis’ operations include onshore and offshore pipeline transportation, refinery services, marine transportation and supply and logistics. Genesis’ operations are primarily located in Texas, Louisiana, Arkansas, Mississippi, Alabama, Florida, Wyoming and the Gulf of Mexico.

This press release includes forward-looking statements as defined under federal law. Although we believe that our expectations are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Actual results may vary materially. All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, and historical performance is not necessarily indicative of future performance. Those forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside our control, that could cause results to differ materially from those expected by management. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for products, the timing and success of business development efforts and other uncertainties. Those and other applicable uncertainties, factors and risks that may affect those forward-looking statements are described more fully in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission and other filings, including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement.

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Contact:

Genesis Energy, L.P.

Bob Deere

Chief Financial Officer

(713) 860-2516

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